                                                                EXHIBIT 4.8


                          FIRST AMENDMENT AND JOINDER

                                       TO

                              FINANCING AGREEMENT


                  First Amendment and Joinder, dated as of August 7, 2000 to the Financing Agreement, dated as of June 26, 2000 (the "Financing Agreement"), by and among Gilat-to-Home, Inc., a Delaware corporation (the "Borrower"), the financing institutions listed on Schedule I hereto under the captions "Continuing Lenders" (the "Continuing Lenders") and "Additional Lenders" (the "Additional Lenders" and together with the Continuing Lenders, each a "Lender" and collectively the "Lenders"), and Bank Leumi USA, as agent for the Lenders (in such capacity, the "Agent").

                  The Borrowers, the Lenders and the Agent desire to (i) add the Additional Lenders as parties to the Financing Agreement and (ii) amend certain other terms and conditions hereafter set forth. In addition, pursuant to Section 2.01(d) of the Financing Agreement, the Borrower has requested the Additional Lenders, and the Additional Lenders have severally agreed, to make additional term loans (the "Additional Loans") to the Borrower under the terms of Section 2.01(d) of the Financing Agreement (the amount of each Additional Lender's Additional Loan is set forth on Schedule I hereto opposite the name of such Additional Lender) and to become "Lenders" thereunder, and the Agent has approved the same.

                  Accordingly, the Borrower, the Agent and the Lenders hereby agree as follows:

                  1. Definitions. All capitalized terms used herein and not otherwise defined herein are used herein as defined in the Financing Agreement.

                  2. Eurodollar Base Rate. The definition of "Eurodollar Base Rate" set forth in Section 1.01 to the Financing Agreement is hereby amended in its entirety to read as follows:

                           "'Eurodollar Base Rate' means, with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate (expressed as a percentage per annum rounded upwards, if necessary, to the nearest 1/16th of one percent) reported, at 11:00 a.m. London time on the date two (2) Business Days prior to the first day of such Interest Period (or if such date is not a Business Day, the immediately preceding Business Day), on Telerate Access Service Page 3750 (British Bankers Association Settlement Rate) as the non-reserve adjusted London Interbank Offered Rate for U.S. dollar deposits having a term equal to the Interest Period and in an amount closest to the principal amount of the Eurodollar Loan, but not less than $5,000,000 (or on such other page as may replace Telerate Page 3750 on that service or such other service or services as may be nominated by the British Bankers' Association for the purpose of displaying such rate, all as determined by the Agent in its sole but good faith discretion). In the event that (i) more than one such Eurodollar Base Rate is provided, the average of such rates shall apply, or (ii) no such Eurodollar Base Rate is published, then the Eurodollar Base Rate shall be determined from such comparable financial reporting company as the Agent in its sole but good faith discretion shall determine. The establishment of the Eurodollar

         Base Rate for the relevant Interest Period by the Agent and the Agent's calculation of the rate of interest applicable to any Loan shall (in the absence of manifest error) be final and binding."

                  3. Loan Proceeds Account. The proceeds of each Additional Lender's Additional Loan shall, on the applicable funding date thereof, be deposited in a separate account for the Borrower maintained with such Additional Lender until disbursed in accordance with Section 2.03 of the Financing Agreement. Accordingly, the following provisions in the Financing Agreement are amended as follows:

                           (a)      Definition. The definition of "Loan
Proceeds Account" set forth in Section 1.01 to the Financing Agreement is hereby amended in its entirety to read as follows:

                           "'Loan Proceeds Account' means a separate account for the Borrower maintained (i) in the case of the proceeds from the Loan made by BLUSA on the Effective Date, at BLUSA (or, at the option of BLUSA in its sole discretion, maintained at an Affiliate of BLUSA), in the name of the Borrower and (ii) in the case of the proceeds of a Loan made by an Additional Lender after the Effective Date, at such Lender (or, at the option of such Lender in its sole discretion, maintained at an Affiliate of such Lender), in the name of the Borrower, provided that, such account shall be at all times pledged to the Agent for the benefit of the Lenders and the Agent shall have a perfected, first priority security interest in each such account and in all cash, securities, investment property and other financial assets deposited therein."

                           (b)      Deposits.  Section 2.01(b) of the Financing
Agreement is hereby amended in its entirety to read as follows:

                           "(b)     The proceeds of each Loan shall be
         deposited in the applicable Loan Proceeds Account on the Effective Date (or, in the case of an Additional Lender, on the date such Additional Lender makes a Loan to the Borrower) and shall be disbursed to the Borrower in accordance with Section 2.03, provided that any closing fees or similar funding fees payable by the Borrower to a Lender on the date a Loan is made by such Lender may be deducted from the proceeds of such Loan prior to the deposit of such proceeds in the applicable Loan Proceeds Account. The Borrower may at any time, by delivery of a written directive, direct BLUSA (in the case of the proceeds from the Loan made by BLUSA on the Effective Date) and each Additional Lender (in the case of the proceeds from the Loan made by such Additional Lender) to, and upon receipt of such written directive BLUSA and such Additional Lender shall, invest all funds received into the applicable Loan Proceeds Account as so directed in Permitted Investments."

                           (c)      Disbursements.  Section 2.03 of the
Financing Agreement is hereby amended as follows:

                                    (i)     The term "Loan Proceeds Account"
         contained in the first and the third sentences of such Section is hereby changed to "Loan Proceeds Accounts"; and

                                    (ii)    A new sentence is added to the end
         of such Section to read as follows: "The Lenders agree that, with respect to each disbursement to be funded from the Loan Proceeds Accounts, the amount of such disbursement to be funded from each Lender's respective Loan Proceeds Account shall be determined based upon such Lender's Pro Rata Share of such disbursement."

                           (d)      Section 2.04(c) of the Financing Agreement
is hereby amended by deleting the words "Loan Proceeds Account" and inserting the words "Loan Proceeds Accounts" in lieu thereof.

                           (e)      The last paragraph of Section 7.01 of the
Financing Agreement is hereby amended by deleting the words "Loan Proceeds Account" and inserting the words "Loan Proceeds Accounts" in lieu thereof.

                  4. Loan Documents. The definition of "Loan Documents" set forth in Section 1.01 of the Financing Agreement is hereby amended in its entirety to read as follows:

                           "'Loan Documents' means this Agreement, the Notes, the Guaranties, the GS Representation Letter, the Security Agreement, the Pledge Agreement, the Control Agreement and any other control agreement entered into after the Effective Date in connection with this Agreement, the Fee Letter, the Debt Conversion Letter, the Warrants and any warrants issued in favor of a Lender after the Effective Date, the Registration Rights Agreement and any registration rights agreement made in favor of a Lender after the Effective Date and all other instruments, agreements and other documents executed and delivered pursuant hereto or thereto."

                  5. Permitted Investments. The definition of "Permitted Investments" set forth in Section 1.01 to the Financing Agreement is hereby amended by deleting each reference to "BLUSA" therein and substituting in lieu thereof the phrase "a Lender".

                  6. Required Lenders. The definition of "Required Lenders" set forth in Section 1.01 of the Financing Agreement is hereby amended by deleting the percentage "51%" and substituting in lieu thereof "67 1/2%".

                  7.       Funding of Additional Loans.  The second sentence of
Section 2.02 of the Financing Agreement is hereby amended in its entirety to read as follows:

                           "The Loan shall be made on the Effective Date (or, in the case of an Additional Lender, within seven Business Days after the effective date of the Joinder Agreement of such Additional Lender) by the Lenders against delivery hereunder of the Notes."

                  8. Mandatory Prepayments. Section 2.07 of the Financing Agreement is hereby amended by adding a new paragraph (f) at the end thereof to read as follows:

                           "(f) In the event the Borrower receives $30,000,000 or more in aggregate Net Proceeds and insurance proceeds during any Interest Period which are required to be prepaid pursuant to Sections 2.07(c) and (d) hereof, and the Agent receives such Net Proceeds and insurance proceeds more than 30 days prior to the end of such Interest Period, (i) the Agent shall distribute to each Lender its Pro Rata Share of such Net Proceeds and insurance proceeds and (ii) each such Lender shall deposit such Net Proceeds and insurance proceeds to an account maintained by such Lender (or an Affiliate thereof) until the last day of such Interest Period at which time such Net Proceeds and insurance proceeds shall be applied by such Lender to prepay the amount of its Loan outstanding at such time, provided that, such account shall be at all times pledged to the Agent for the benefit of the Lenders and the Agent shall at all times have a perfected, first priority security interest in each such account and in all cash, securities, investment property and other financial assets deposited therein."

                  9. Payments. The fourth sentence of Section 3.02 of the Financing Agreement is hereby amended in its entirety to read as follows:

                           "After receipt, the Agent will cause to be distributed, on the same Business Day if such payments are received by 12:00 noon (New York City) on such day or on the next succeeding Business Day if such payments are received after 12:00 noon (New York
         City) on such day, like funds relating to the payment of principal ratably to the Lenders and like funds relating to the payment of any other amount payable to any Lender to such Lender in each case to be applied in accordance with the terms of this Agreement, provided that the Agent will cause to be distributed all interest and fees received from or for the account of the Borrower not less than once each month."

                  10. Actions by Agent. Section 8.01 of the Financing Agreement is hereby amended by inserting a proviso at the end of the first sentence thereof to read as follows:

                           "; provided, however, the Agent agrees to give each Lender written notice of the taking of any material action by the Agent on behalf of the Lenders in respect of the Loans and the Loan
         Documents: (x) in the absence of Exigent Circumstance (as defined below), not less than 2 Business Days prior to the taking of such action or (y) if Exigent Circumstances exist, concurrently with or as promptly as reasonably practicable after the taking of such action. As used herein, "Exigent Circumstance" shall mean an event or circumstance that materially and imminently threatens the ability of the Agent and the Lenders to realize upon all or a material part of the Collateral or to collect any of the Obligations."

                  11. Agent's Reliance. Section 8.03 of the Financing Agreement is hereby amended by inserting a new sentence at the end thereof to read as follows:

                           "The Agent agrees to use normal prudence and business judgment in handling the collection and enforcement of the Obligations, the realization upon the Collateral and other matters relating to the administration of the Loan Documents as if the Agent were the sole Lender hereunder."

                  12. Successor Agent. The first sentence of Section 8.07 of the Financing Agreement is hereby amended in its entirety to read as follows:

                           "The Agent may resign at any time upon giving at least 30 days' prior written notice thereof to the Lenders and the Borrower."

                  13. Assignments. The first sentence of Section 10.08 of the Financing Agreement is hereby amended by inserting the phrase ", which consent shall not be unreasonably withheld or delayed" after the word "Borrower" and before the first parenthetical set forth therein.

                  14. Warrants. On the effective date of this Amendment, the Borrower shall deliver to each Additional Lender (or its designee) one or more warrant certificates covering the purchase of shares of the Series C Convertible Preferred Stock of the Borrower, substantially in the form of Exhibit F to the Financing Agreement (the "Additional Warrants"), in an amount equal to the percentage of the issued and outstanding shares of Common Stock of the Borrower set forth in Schedule I hereto. Such Additional Warrants, and the rights of the Additional Lenders with respect thereto, shall be subject to all of the terms and provisions of Article IX to the Financing Agreement.

                  15. Confidentiality. The Borrower hereby agrees that the Agent, the Continuing Lenders and the Additional Lenders shall have the right to share information concerning or relating to the Borrower and any of its Affiliates, including, without limitation, any confidential information described in Section 10.18 of the Financing Agreement.

                  16. Joinder Agreement. (a) Pursuant to Section 2.01(d) of the Financing Agreement, each Additional Lender hereby (a) agrees to make, on the Amendment Effective Date (as defined below), an Additional Loan to the Borrower in the principal amount set forth opposite such Additional Lender's name on Schedule I hereto (each Additional Lender's "Commitment Increase") and
(b) further agrees that its Commitment Increase shall be deemed the Commitment of such Additional Lender under the Financing Agreement.

                           (b)      Each Additional Lender represents and
warrants that it has become a party hereto solely in reliance upon its own independent investigation of the financial and other circumstances surrounding the Borrower, the Collateral and the Loans and all aspects of the transactions evidenced by or referred to in the Loan Documents, and has otherwise satisfied itself thereto, and that it is not relying upon any representation, warranty or statement (except any such representation, warranty or statement expressly set forth in this Agreement) of the Agent or any other Lender in connection with the agreements set forth in this Agreement. Each Additional Lender further acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based upon such Additional Lender's review of such documents and information as it deems appropriate, make and continue to make its own credit decisions in entering into this Agreement and taking or not taking action under the Loan Documents. The Agent and the other Lenders shall have no duty or responsibility either initially or on a continuing basis to make any such investigation or any such appraisal on behalf of any Additional Lender or to provide any Additional Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the initial extension of credit under the Financing Agreement or at any time or times thereafter.

                           (c)      Each Additional Lender represents and
warrants to the Agent and the other Lenders that it has experience and expertise in the making of loans such as its Additional Loan; that it has acquired its Commitment for its own account and not with any intention of selling all or any portion of such Commitment; and that it has received copies of all Loan Documents other than the Fee Letter and including, without limitation, the Debt Conversion Letter.

                           (d)      Neither the Agent or any other Lender shall
be responsible to any Additional Lender for the execution, effectiveness, accuracy, completeness, legal effect, genuineness, validity, enforceability, collectibility or sufficiency of any of the Loan Documents or for any representations, warranties, recitals or statements made therein or in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents made or furnished or made available by the Agent or any other Lender to any Additional Lender or by or on behalf of the Borrower to the Agent, any Lender or any Additional Lender in connection with the Loan Documents and the transactions contemplated thereby or for the financial condition or business affairs of the Borrower or any other Person liable for the payment of any Loans or payment of amounts owed in connection with other extensions of credit under the Financing Agreement or the value of the Collateral or any other matter. Neither the Agent or any other Lender shall not be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Loan Documents or as to the use of the proceeds of the Loans or other extensions of credit under the Financing Agreement or as to the existence or possible existence of any Event of Default or Default.

                           (e)      Each Additional Lender represents and
warrants to the other party to this Agreement that it has full power and authority to enter into this Agreement and to perform its obligations under this Agreement in accordance with the provisions of this Agreement, that this Agreement has been duly authorized, executed and delivered by such Additional Lender and that this Agreement constitutes a legal, valid and binding obligation of such party, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, moratorium or other similar laws affecting creditors' rights generally and by general equitable principles.

                           (f)      The Agent and the other Lenders make no
representation or warranty and assume no responsibility with respect to the operations, condition (financial or otherwise), business, assets or prospects of the Borrower or the performance or observance by the Borrower of any of its obligations under the Financing Agreement or any other Loan Document.

                           (g)      Each Additional Lender appoints and
authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto.


                           (h)      Each Additional Lender agrees that it will
perform in accordance with their terms all of the obligations which by the terms of the Financing Agreement and the other Loan Documents are required to be performed by it as a Lender.

                           (i)      Each Additional Lender specifies as its
address for notices the office set forth beneath its name on the signature pages hereof.

                           (j)      As of the Amendment Effective Date, each
Additional Lender shall have the rights and obligations under the Financing Agreement and the other Loan Documents of a "Lender" thereunder and shall become and be deemed a party thereto and a "Lender" thereunder with a Commitment in the amount of its respective Commitment Increase and a Loan in the amount of its respective Additional Loan for all purposes and shall enjoy all rights and assume all obligations on the part of the Lenders set forth in the Financing Agreement.

                  17. Schedule. Schedule 1.01A to the Financing Agreement is hereby amended in its entirety to read as set forth in Annex I to this Amendment.

                  18. Conditions to Effectiveness. This Amendment shall become effective only upon satisfaction in full of the following conditions precedent on or before August 25, 2000 (the first date upon which all such conditions shall have been satisfied on or before August 25, 2000 being herein called the "Amendment Effective Date"):

                                    (i)     The representations and warranties
         contained in this Amendment and in Article V of the Financing Agreement shall be true and correct on and as of the Amendment Effective Date as though made on and as of such date (except where such representations and warranties relate to an earlier date in which case such representations and warranties shall be true and correct as of such earlier date); no Event of Default or Default shall have occurred and be continuing on the Amendment Effective Date, or result from this Amendment becoming effective in accordance with its terms.

                                    (ii)    The Agent shall have received (A)
         counterparts of this Amendment which bear the signatures of the Borrower and each of the Continuing Lenders and the Additional Lenders and (B) counterparts of the first amendment to the Pledge Agreement which bears the signature of the Borrower.

                                    (iii)   The Agent shall have received (A) a
         Control Agreement, substantially in the form of Exhibit J to the Financing Agreement, duly executed by the Borrower and the Cayman Branch of Israel Discount Bank Ltd. and (B) a Control Agreement, substantially in the form of Exhibit J to the Financing Agreement, duly executed by the Borrower and the Cayman Branch of The First International Bank of Israel Ltd.

                                    (iv)    The Borrower shall have delivered
         to each Additional Lender (A) a Note evidencing such Additional Lender's Additional Loan (the "Additional Notes"), (B) an Additional Warrant for the amount of Common Stock of the Borrower set forth for such Lender in Schedule I hereof, (C) a registration rights agreement, substantially in the form of the Registration Rights Agreement made in favor of BLUSA on the Effective Date, in favor of each Additional Lender (the "Additional Registration Rights Agreement"), (D) a copy of the resolutions adopted by the Board of Directors of the Borrower, certified as of the Amendment Effective Date by authorized officers thereof, authorizing, among other things, the Additional Loans hereunder and the transactions contemplated by this Amendment, the Additional Notes, the Additional Warrants and the Additional Registration Rights Agreements, and (E) such other agreements, instruments, approvals or other documents as the Agent shall reasonably request.

                                    (v)     The Agent and each Lender shall
         have received a legal opinion of (A) special New York counsel to the Borrower, (B) special Virginia counsel to the Borrower and (C) special Cayman Islands counsel to the Borrower, in each case as to such matters as the Lenders may reasonably request.

                                    (vi)    All legal matters incident to this
         Amendment shall be satisfactory to the Agent and its counsel.

                  19. Taxes. Each Additional Lender has advised the Agent and the Borrower that, at this time, such Additional Lender is not able to deliver to the Agent and the Borrower any of the forms described in paragraph
(c) of Section 2.12 of the Financing Agreement evidencing that such Additional Lender is entitled to receive payments under the Financing Agreement free from withholding of United States Federal income tax. As a result, until such times as an Additional Lender is able to deliver to the Agent and the Borrower one or more of such forms described in paragraph (c) of Section 2.12 of the Financing Agreement evidencing that such Additional Lender is entitled to receive payments under the Financing Agreement free from withholding of United States Federal income tax, and notwithstanding anything to the contrary contained in
Section 2.12 of the Financing Agreement, (i) such Additional Lender shall not be required to deliver any of the forms described in paragraph (c) of Section 2.12, (ii) if the Borrower is required to deduct or withhold any Taxes from or in respect of any amount payable to an Additional Lender under the Financing Agreement, the Borrower will not be required to increase or "gross-up" any payments to such Additional Lender by the amount of any such deduction or withholding as would otherwise be required in clause (i) of paragraph (a) of
Section 2.12 of the Financing Agreement, (iii) any Taxes deducted or withheld by the Borrower from or in respect of any amount payable to an Additional Lender under the Financing Agreement shall be for the sole account of such Additional Lender and shall not result in any deduction or withholding from or in respect of any amount payable to any other Lender under the Financing Agreement, and (iv) in allocating and distributing any payments to the Lenders under the Financing Agreement, the Agent shall be entitled to rely upon the representation of the Borrower as to the amount that the Borrower is required to deduct or withhold under applicable law. Except as specifically set forth in this paragraph 19 with respect to the Additional Lenders, Section 2.12 of the Financing Agreement shall remain in full force and effect.

                  20. Representations and Warranties. The Borrower represents and warrants to the Lenders as follows:

                           (a)      The Borrower (i) is duly organized, validly
existing and in good standing under the laws of the state of its organization and (ii) has all requisite power, authority and legal right to execute, deliver and perform this Amendment, the Additional Notes and all other documents executed by it in connection with this Amendment, and to perform the Financing Agreement, as amended hereby.

                           (b)      The execution, delivery and performance by
the Borrower of this Amendment, the Additional Notes, the Additional Warrants, the Additional Registration Rights Agreements and all other documents executed by it in connection with this Amendment, and the performance by the Borrower of the Financing Agreement as amended hereby (i) have been duly authorized by all necessary action, (ii) do not and will not violate or create a default under the Borrower's organizational documents, any applicable law or any contractual restriction binding on or otherwise affecting any Borrower or any of the Borrower's properties, and (iii) except as provided in the Loan Documents, do not and will not result in or require the creation of any Lien, upon or with respect to the Borrower's property.

                           (c)      No authorization or approval or other
action by, and no notice to or filing with, any Governmental Authority or other regulatory body is required in connection with the due execution, delivery and performance by the Borrower of this Amendment, the Additional Notes, the Additional Warrants, the Additional Registration Rights Agreements and all other documents executed by it in connection with this Amendment and the performance by the Borrower of the Financing Agreement as amended hereby.

                           (d)      This Amendment, the Additional Notes, the
Additional Warrants, the Additional Registration Rights Agreements and the Financing Agreement, as amended hereby, and all other documents executed in connection with this Amendment to which the Borrower is a party constitute the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their terms except to the extent the enforceability thereof may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect affecting generally the enforcement of creditors' rights and remedies and by general principles of equity.

                           (e)      The representations and warranties
contained in Article V of the Financing Agreement are correct on and as of the Amendment Effective Date as though made on and as of the Amendment Effective Date (except to the extent such representations and warranties expressly relate to an earlier date), and no Event of Default or Default, has occurred and is continuing on and as of the Amendment Effective Date.

                  21. Continued Effectiveness of Financing Agreement. The Borrower hereby (i) confirms and agrees that each Loan Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that on and after the Amendment Effective Date of this Amendment all references in any such Loan Document to "the Financing Agreement", "thereto", "thereof", "thereunder" or words of like import referring to the Financing Agreement shall mean the Financing Agreement as amended by this Amendment, and (ii) confirms and agrees that to the extent that any such Loan Document purports to assign or pledge to the Agent, or to grant to the Agent a Lien on any collateral as security for the Obligations of the Borrower from time to time existing in respect of the Financing Agreement and the Loan Documents, such pledge, assignment and/or grant of a Lien is hereby ratified and confirmed in all respects.

                  22.      Miscellaneous.

                           a.       This Amendment may be executed in any
number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

                           b.       Section and paragraph headings herein are
included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

                           c.       This Amendment shall be governed by, and
construed in accordance with, the laws of the State of New York.

                           d.       The Borrower will pay on demand all
reasonable out-of-pocket costs and expenses of the Agent in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the reasonable fees, disbursements and other charges of Schulte Roth & Zabel LLP, counsel to the Agent.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                     GILAT-TO-HOME INC.


                                     By: /s/ Yoel Gat
                                        --------------------------------------
                                     Name: Yoel Gat
                                          ------------------------------------
                                     Title:
                                           -----------------------------------


                                     AGENT AND LENDER

                                     BANK LEUMI USA, as Agent and a Lender


                                     By: /s/ Steven Laufer
                                        --------------------------------------
                                     Name: Steven Laufer
                                          ------------------------------------
                                     Title: AVP
                                           -----------------------------------


                                     By: /s/ Michaela Klein
                                        --------------------------------------
                                     Name: Michaela Klein
                                          ------------------------------------
                                     Title: SVP
                                           -----------------------------------



                                     LENDERS

                                     ISRAEL DISCOUNT BANK LTD.


                                     By: /s/ Alfred J. Franco
                                        --------------------------------------
                                     Name: Alfred J. Franco
                                          ------------------------------------
                                     Title: VP
                                           -----------------------------------


                                     By: /s/ Stephen R. Shapiro
                                        --------------------------------------
                                     Name: Stephen R. Shapiro
                                          ------------------------------------
                                     Title: FVP
                                           -----------------------------------

                                   NOTICE ADDRESS AND PAYMENT
                                   INSTRUCTIONS

                                   Israel Discount Bank Ltd.
                                   27-31 Yehuda Halevi Street
                                   Tel-Aviv
                                   Attn:  Mr. Joseph Marx/Ms. Carol Shaked
                                   Telephone No. 011 972 3 514 5580
                                   Telecopy No. 011 972 3 514 6364



                                   THE FIRST INTERNATIONAL BANK OF ISRAEL LTD.


                                   By: /s/ R. Ralbag           /s/ H. Mizrahi
                                      -----------------------------------------
                                   Name: R. Ralbag                 H. Mizrahi
                                        ---------------------------------------
                                   Title:
                                         --------------------------------------


                                   NOTICE ADDRESS AND PAYMENT
                                   INSTRUCTIONS

                                   The First International Bank of Israel Ltd.
                                        - Main Branch
                                   Credit Department
                                   9 Ahad Ha'am
                                   Tel Aviv, Israel

                                   Telephone:      011 972 3 5196740,
                                                   011 972 3 5196600
                                   Fax:            011 972 3 519 6661
                                   SWIFT:          FIRBILIT
                                   Name of Bank:   HSBC Bank USA, New York
                                   Account Number: 608100897
                                   SWIFT Code:     BLICUS 33XXX

                                   SCHEDULE I


CONTINUING LENDERS:

Bank Leumi USA


                                                                                     ADDITIONAL WARRANTS
                                                                                    FOR % OF COMMON STOCK
ADDITIONAL LENDERS:                              COMMITMENT                              OF BORROWER
------------------                               ----------                         ---------------------
Israel Discount Bank Ltd.                        $30,000,000                      either 0.40% or 0.45%;
                                                                                  see terms of Warrant

The First International Bank                     $30,000,000                      either 0.40% or 0.45%;
   of Israel Ltd.                                                                 see terms of Warrant

                                    ANNEX I



                                 Schedule 1.01A


Lenders and Lenders' Commitments

                        Lender                                 Commitment                 Percentage
                        ------                                 ----------                 ----------
                    Bank Leumi USA                              $90,000,000                   60%

              Israel Discount Bank Ltd.                         $30,000,000                   20%

     The First International Bank of Israel Ltd.                $30,000,000                   20%